UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2014 (October 3, 2014)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	1200000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2014, the registrant received notice of the resignation of Mr. Jerry L. Ivy Jr. from his position as director of the registrant effective immediately. Mr. Ivy announced that for personal reasons he was resigning as a director of the registrant, and commented:  "I am proud of the transformation and improvements of OTI’s management and board of directors, and the increase in shareholder value, occurring in the past two years.  Shareholders can be assured that, unlike two years ago, OTI has a board of directors focused on enhancing shareholder value.”

Mr. Dimitrios Angelis, Chairman of the Board of Directors, and CEO of OTI America, Inc. commented: "It is with sadness that I accept Jerry's resignation and would like to thank him on behalf of the Company and on behalf of the Board of Directors for all of his hard work and dedication to OTI. Jerry was instrumental in forcing changes in the Board to focus on shareholder value and we remain very grateful for his trust and his guidance. I wish him every success for the future, as we continue our mission on behalf of shareholders.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: October 6, 2014	By: /s/ Ofer Tziperman
Name: Ofer Tziperman
Title: Chief Executive Officer

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